Exhibit (a)(7)

Optionee Statement

                                                      Mitel Networks Corporation

                                                 Exercisable as of _______

NAME
ADDRESS
CITY, STATE ZIP

                                                Options                  Options/Date
Grant Date  Expiration             Grant      Granted or       Option     Transferred      Options        Options        Dates
              Date       Plan ID   Type     Transferred To      Price          Out       Outstanding    Exercisable   Exercisable
------------------------------------------------------------------------------------------------------------------------------------



Optionee Totals